                                                              Exhibit 23.02



                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of World House Entertainment, Inc. on Form SB-2 of our report dated February 25, 1998, appearing in the Prospectus, which is part of this Registration Statement.



Cordovano & Harvey, P.C.
Denver, Colorado
July 17, 1998